Exhibit 10.9

DIRECTOR’S AGREEMENT

This Director's Agreement (this "Agreement") is made and entered into as of the 5th day of August, 2010, (the "Effective Date"), by and between Brian Rodriguez (hereinafter referred to as ”Director”) and Radiant Oil & Gas, Inc. (“Radiant”).

WITNESSETH:

WHEREAS, the Board of Directors (the "Board") of Radiant wish to elect Director to serve on the Board of Radiant as the audit committee chairman, and Director has agreed to serve at the pleasure of the Board and on the terms and conditions below.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.

Appointment as Director. Director agrees that Director will devote the amount of time, skill, and efforts during the term of this Agreement to the affairs of Radiant, in general, and the audit committee, in particular, as may be reasonably requested and required of Director and in accordance with the duties and obligations imposed upon directors of corporations by applicable law.

2.

Compensation. As compensation for serving as a member of the Board of Radiant, Radiant agrees to pay Director $3,000 per month (the “Monthly Retainer”) at the beginning of each calendar month. Both parties acknowledge that services commenced in May 2010. Accordingly, payment for a total of $12,000 for the months of May, June, July, and August 2010 shall be due upon Radiant’s close of $500,000 debt or equity financing to close by August 6, 2010. Beginning May 2011, the Monthly Retainer shall escalate to $4,000 per month. The aforementioned cash compensation shall be paid to Marathon Advisors LLC, an affiliate of Director. Additionally, the Company will issue Mr. Rodriguez 100,000 fully-vested shares of the Company’s common stock as of the date hereof and another 100,000 shares of the Company’s common stock on the 12-month anniversary of the date hereof (the “12-Month Grant”). In addition, Director shall be eligible to participate in any and all equity compensation programs implemented for the Company’s Board of Directors. Lastly, the Company will reimburse Director for any ordinary and reasonable travel expenses related to meetings

3.

Conflicts of Interest

3.1

In keeping with Director’s fiduciary duties to Radiant, Director agrees that Director shall not, directly or indirectly, become involved in any conflict of interest, or upon discovery thereof, allow such a conflict to continue. Moreover, Director agrees that Director shall promptly disclose to the Board of Radiant any facts which might involve any reasonable possibility of a conflict of interest as Radiant is currently and in the future configured and practicing business. Director shall maintain the highest standards of conduct, and shall not do anything likely to injure the reputation or goodwill of Radiant, or embarrass or otherwise generate adverse publicity for or bring unwanted attention to Radiant.

3.2

It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Radiant or any of its subsidiaries or affiliates, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Director would or might arise, and which should be reported immediately by Director to an officer of Radiant, include, without limitation, the following: (a) ownership of a material interest in, acting in any capacity for, or accepting directly or indirectly any payments, services or loans from a supplier, contractor, subcontractor, customer or other entity with which Radiant does business; (b) misuse of information or facilities to which Director has access in a manner which will be detrimental to Radiant's interest; (c) disclosure or other misuse of information of any kind obtained through the Director’s connection with Radiant; (d) acquiring or trading in, directly or indirectly, other properties or interests connected with oil and/or natural gas exploration prospects or projects generated, acquired, or marketed by Radiant; (e) the appropriation to the Director or the diversion to others, directly or indirectly, of any opportunity in which it is known or could reasonably be anticipated that Radiant would be interested unless Radiant is precluded from or chooses not to pursue such opportunity; and (f) the ownership, directly or indirectly, of a material interest in an enterprise in direct competition with Radiant or its dealers and distributors or acting as a director, officer, partner, consultant, Director or agent of any enterprise which is in direct competition with Radiant or its dealers or distributors.

4.

Miscellaneous.

4.1

This Agreement is made and entered into as of the Effective Date and the rights and obligations of the parties hereto shall be binding upon the heirs and legal representatives of the Director and the successors and assigns of Radiant. This Agreement may be assigned by Radiant (including assignment by operation of law to any successor to the business of Radiant by merger, consolidation or other business combination) without the consent of Director but is personal to the Director and no rights, duties, and obligations of Director hereunder may be assigned without the consent of Radiant or its assigns, which may be granted or withheld in its sole discretion.

4.2

No waiver or non-action with respect to any breach by the other party of any provision of this Agreement, nor the waiver or non-action with respect to any breach of the provisions of similar agreements with other Directors shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

4.3

 Should any portions hereof be held to be invalid or wholly or partially unenforceable, such holding shall not invalidate or void the remainder of this Agreement. The portions held to be invalid or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portions shall be deemed to have been wholly excluded with the same force and effect as it if had never been included herein.

4.4

This Agreement supersedes, replaces and merges any and all prior and contemporaneous understandings, representations, agreements and discussions relating to the same or similar subject matter as that of this Agreement between Director and Radiant and constitutes the sole and entire agreement between the Director and Radiant with respect to the subject matter of this Agreement.

4.5

The laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and Radiant and Director agree that the state and federal courts in Harris County, Texas, shall have personal jurisdiction and venue over Radiant and Director to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas.

4.6

All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have given when mailed by registered mail or certified mail, return receipt requested, as follows:

If to Radiant, to:

9700 Richmond Avenue, Suite 124

Houston, Texas 77042

Telephone:

(832) 242-6000

Facsimile:

(713) 917-0493

E-mail:

johnjurasin@jurasinoilgas.com

If to Director, to:

Brian Rodriguez

2202 Bluebonnet Drive

Richardson, Texas 75082

(469) 233-6258

or to such other addresses as either party may designate by notice to the other party hereto in the manner specified in this section.

4.7

This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and in the case of Radiant, by an authorized officer of Radiant. Any change or changes, from time to time, in Director’s compensation shall not be deemed to be, a change, termination or waiver of this Agreement or of any of the provisions herein contained.

Rodriguez – Director’s Agreement

4.

 Termination. In such case that Director is removed from the Board of Radiant for any reason other than voluntary resignation, Director shall be entitled to receive the following within 10 calendar days of removal from the Board of Radiant: 1) any unpaid Monthly Retainer amounts through the 18-month anniversary date, and 2) the 12-Month Grant.

IN WITNESS WHEREOF, the undersigned have hereby caused this Agreement to be effective as of the date first written above.

Radiant Oil & Gas, Inc.

By: /s/ John Jurasin

Name:

Title:

/s/ Brian Rodriguez

Brian Rodriguez

Rodriguez – Director’s Agreement